EXHIBIT 10.4
AMENDMENT 2008-2
TO THE
NORDSTROM EXECUTIVE DEFERRED COMPENSATION PLAN
(2007 Restatement)
The Nordstrom Executive Deferred Compensation Plan (2007 Restatement) is hereby amended to reflect application of the compensation recovery policy (commonly known as the clawback policy) contained in the Nordstrom Corporate Governance Guidelines.
1.	A new Section 5.5 Application of Clawback Policy is added, as follows:

“Application of Clawback Policy. This section applies if the Board elects to apply the compensation recovery policy contained in the Nordstrom Corporate Governance Guidelines (the “Clawback Policy”) to a Participant. To the extent that any amount in a Participant’s Account is attributable to contributions based on compensation that is subject to recovery under the Clawback Policy, such amount (adjusted for investment gains and losses) shall be removed from the Participant’s Account and shall be permanently and irrevocably forfeited. The provisions of this section for removal of amounts from a Participant’s Account shall also apply to the Beneficiary of a Participant after the Participant’s death.”
IN WITNESS WHEREOF, this Amendment 2008-2 to the Nordstrom Executive Deferred Compensation Plan (2007 Restatement) is executed this 19th day of November, 2008.

NORDSTROM, INC.
By:	/s/ DELENA SUNDAY
Delena Sunday
	Title:	Executive Vice President Human Resources and Diversity Affairs